Exhibit 99.1

CoStar Group Third Quarter 2018 Revenue Grows 23% and
Net Income Increases 72%Year-over-Year

WASHINGTON - October 23, 2018 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended September 30, 2018, was $306 million, an increase of 23% over revenue of $248 million for the third quarter of 2017.

Net income for the quarter ended September 30, 2018, increased $25 million to $59 million or $1.61 per diluted share compared to $34 million for the third quarter of 2017, an increase of 72%. Non-GAAP net income (defined below) for the quarter ended September 30, 2018, which excludes one-time costs associated with the acquisition of ForRent and other items, was $79 million or $2.16 per diluted share, an increase of $33 million or 70% versus the third quarter of 2017. Company-wide net new bookings were $40 million in the third quarter of 2018, an increase of 16% year-over-year.

“We achieved another excellent quarter of revenue growth, with exceptionally strong margin expansion,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We surpassed $300 million in revenue in the third quarter and generated $110 million of adjusted EBITDA - both high water marks for the Company. We are confidently on our way to surpassing our goal of 40% adjusted EBITDA margin for the fourth quarter of 2018. I am particularly pleased with our strong sales growth given our team’s year-to-date focus on converting over 7,100 customers to the Apartments.com network.”

Florance continued, “Our Multifamily team has done an excellent job successfully integrating ForRent. We completed the combination of the ForRent.com website with the CoStar database in September, making ForRent the fastest ILS integration we have ever done. Our combined ForRent and Apartments.com sales team will now focus on expanding our Apartments.com customer base in the months ahead.”

Year 2017-2018 Quarterly Results - Unaudited
(in millions, except per share data)
	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$227	$237	$248	$254	$274	$297	$306
Net income	22	22	34	44	52	44	59
Net income per share - diluted	0.68	0.68	1.04	1.22	1.44	1.20	1.61
Weighted average outstanding shares - diluted	32.6	32.7	32.8	36.1	36.4	36.5	36.5

EBITDA	55	44	73	66	70	64	91
Adjusted EBITDA	64	54	84	78	84	85	110
Non-GAAP net income	34	28	46	45	60	60	79
Non-GAAP net income per share - diluted	1.05	0.86	1.41	1.25	1.65	1.66	2.16

CoStar Suite revenue was $139 million in the third quarter of 2018, an increase of 19% compared to the third quarter of 2017. Multifamily revenue for the third quarter of 2018 was $105 million versus $72 million in the third quarter of 2017, an increase of 45%. Revenue by services can be found within the tables included in this release.

EBITDA (defined below) in the third quarter of 2018 was $91 million, compared to $73 million in the third quarter of 2017, an increase of 25%. Adjusted EBITDA (which excludes stock-based compensation, acquisition-related costs and other items as described below) was $110 million for the third quarter of 2018, an increase of 31% over adjusted EBITDA for the third quarter of 2017. Adjusted EBITDA margin for the third quarter of 2018 was 36%.

As of September 30, 2018, the Company had approximately $1,082 million in cash, cash equivalents and long-term investments, and no outstanding debt.

On October 12, 2018, the Company announced its acquisition of Realla Ltd., the UK’s largest marketplace specializing in commercial property. “Across the world, marketing commercial properties is moving to digital marketplaces, away from wood-based products like magazines, flyers, and boards,” said Florance. “Realla is the UK’s most comprehensive commercial property digital marketplace - and when combined with the CoStar information solution it is expected to offer the best tools for marketing properties, valuations and facilitating transactions.”

2018 Outlook
“Given our very strong margin performance, we are confident we will exceed our goal of 40% adjusted EBITDA margin for the fourth quarter of 2018, and are raising our earnings guidance for the full year of 2018,” stated Scott Wheeler, Chief Financial Officer of CoStar Group. “With another solid sales quarter and the majority of the ForRent integration complete, we can now confirm our previous revenue outlook around a tighter range for 2018.”
The Company expects revenue in the range of $1.183 billion to $1.189 billion for the full year of 2018, reflecting revenue growth of 23% over full year 2017. We expect revenue for the fourth quarter of 2018 in the range of $307 million to $313 million, representing revenue growth of 22% over the fourth quarter of 2017 at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $404 million to $408 million for the full year of 2018, an increase of $6 million at the midpoint and an adjusted EBITDA margin of 34%, up 500 basis points from 2017. For the fourth quarter of 2018, the Company expects adjusted EBITDA in a range of $125 million to $129 million and an adjusted EBITDA margin of 41%.

We expect full-year 2018 non-GAAP net income per diluted share in a range of $7.95 to $8.03 based on 36.5 million shares, an increase of $0.14 at the midpoint versus the previously provided outlook. For the fourth quarter of 2018, we expect non-GAAP net income per diluted share in a range of $2.48 to $2.56 based on 36.5 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 23, 2018, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income and other income (expense) and loss on debt extinguishment, (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring costs and related costs, and (iv) settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) amortization of acquired intangible assets, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) restructuring costs (v) settlement and impairment costs, and (vi) loss on debt extinguishment. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2017, the company assumed a 38% tax rate, and in 2018 the company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, October 23, 2018 to discuss earnings results for the third quarter of 2018 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/stock-info. To join the conference call by telephone, please dial (800) 230-1059 (from the United States and Canada) or (612) 234-9959 (from all other countries) and refer to conference code 455388. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 455388. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$305,525	$247,533	$876,261	$711,239
Cost of revenues	72,072	55,483	201,685	162,102
Gross profit	233,453	192,050	674,576	549,137

Operating expenses:
Selling and marketing (excluding customer base amortization)	89,251	72,705	290,706	240,833
Software development	26,173	21,536	75,357	67,054
General and administrative	39,012	35,998	117,658	104,550
Customer base amortization	8,329	4,298	22,948	13,642
	162,765	134,537	506,669	426,079

Income from operations	70,688	57,513	167,907	123,058
Interest and other income	3,035	555	8,674	1,589
Interest and other expense	(717)	(2,901)	(2,135)	(8,280)
Income before income taxes	73,006	55,167	174,446	116,367
Income tax expense	14,247	20,990	19,621	37,876
Net income	$58,759	$34,177	$154,825	$78,491

Net income per share - basic	$1.63	$1.05	$4.30	$2.42
Net income per share - diluted	$1.61	$1.04	$4.25	$2.40

Weighted average outstanding shares - basic	36,129	32,444	36,032	32,375
Weighted average outstanding shares - diluted	36,518	32,814	36,439	32,705

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$58,759	$34,177	$154,825	$78,491
Income tax expense	14,247	20,990	19,621	37,876
Income before income taxes	73,006	55,167	174,446	116,367
Amortization of acquired intangible assets	13,639	8,498	38,190	28,731
Stock-based compensation expense	8,953	9,743	30,593	29,203
Acquisition and integration related costs	7,171	1,224	20,199	1,996
Restructuring and related costs	2,314	—	2,314	—
Settlements and impairments	—	—	—	(760)
Non-GAAP income before income taxes	105,083	74,632	265,742	175,537
Assumed rate for income tax expense *	25%	38%	25%	38%
Assumed provision for income tax expense	(26,271)	(28,360)	(66,436)	(66,704)
Non-GAAP net income	$78,812	$46,272	$199,306	$108,833

Net income per share - diluted	$1.61	$1.04	$4.25	$2.40
Non-GAAP net income per share - diluted	$2.16	$1.41	$5.47	$3.33

Weighted average outstanding shares - basic	36,129	32,444	36,032	32,375
Weighted average outstanding shares - diluted	36,518	32,814	36,439	32,705

* A 25% and 38% tax rate is assumed for 2018 and 2017, respectively, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$58,759	$34,177	$154,825	$78,491
Amortization of acquired intangible assets in cost of revenues	5,310	4,200	15,242	15,089
Amortization of acquired intangible assets in operating expenses	8,329	4,298	22,948	13,642
Depreciation and other amortization	6,794	6,621	19,810	19,546
Interest and other income	(3,035)	(555)	(8,674)	(1,589)
Interest and other expense	717	2,901	2,135	8,280
Income tax expense	14,247	20,990	19,621	37,876
EBITDA	$91,121	$72,632	$225,907	$171,335
Stock-based compensation expense	8,953	9,743	30,593	29,203
Acquisition and integration related costs	7,171	1,224	20,199	1,996
Settlements and impairments	—	—	—	(760)
Restructuring and related costs	2,314	—	2,314	—
Adjusted EBITDA	$109,559	$83,599	$279,013	$201,774

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,071,786	$1,211,463
Accounts receivable, less allowance for doubtful accounts of approximately $5,668 and $6,469 as of September 30, 2018 and December 31, 2017, respectively	82,279	60,900
Prepaid expenses and other current assets	25,203	15,572
Total current assets	1,179,268	1,287,935

Long-term investments	10,070	10,070
Deferred income taxes, net	2,679	5,431
Property and equipment, net	81,937	84,496
Goodwill	1,548,976	1,283,457
Intangible assets, net	285,958	182,892
Deferred commission costs, net	76,062	—
Deposits and other assets	7,394	6,179
Income tax receivable	14,878	12,981
Total assets	$3,207,222	$2,873,441

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,114	$9,262
Accrued wages and commissions	50,483	54,104
Accrued expenses	33,500	22,193
Deferred gain on the sale of building	2,523	2,523
Income taxes payable	1,269	8,166
Deferred rent	5,386	4,732
Deferred revenue	50,195	45,686
Total current liabilities	153,470	146,666

Deferred gain on the sale of building	14,299	16,192
Deferred rent	31,146	33,909
Deferred income taxes, net	64,865	12,070
Income taxes payable	15,128	13,354
Total liabilities	278,908	222,191

Total stockholders’ equity	2,928,314	2,651,250
Total liabilities and stockholders’ equity	$3,207,222	$2,873,441

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands, unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$154,825	$78,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,000	48,277
Amortization of deferred commissions costs	36,242	—
Amortization of debt issuance costs	657	2,157
Stock-based compensation expense	30,593	29,203
Deferred income tax expense, net	7,644	6,087
Bad debt expense	4,519	3,992
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(19,038)	(15,809)
Prepaid expenses and other current assets	(2,952)	(3,561)
Deferred commissions	(41,421)	—
Deposits and other assets	(1,396)	(3,387)
Accounts payable and other liabilities	(13,443)	11,888
Deferred revenue	6,454	5,969
Net cash provided by operating activities	220,684	163,307

Investing activities:
Purchases of property and equipment and other assets	(21,801)	(19,754)
Cash paid for acquisitions, net of cash acquired	(340,074)	(47,767)
Net cash used in investing activities	(361,875)	(67,521)

Financing activities:
Payments of long-term debt	—	(35,000)
Payments of debt issuance costs	—	(643)
Repurchase of restricted stock to satisfy tax withholding obligations	(23,666)	(14,309)
Proceeds from exercise of stock options and employee stock purchase plan	25,768	9,058
Net cash provided by (used in) financing activities	2,102	(40,894)

Effect of foreign currency exchange rates on cash and cash equivalents	(588)	880
Net (decrease) increase in cash and cash equivalents	(139,677)	55,772
Cash and cash equivalents at the beginning of period	1,211,463	567,223
Cash and cash equivalents at the end of period	$1,071,786	$622,995

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended September 30,
	2018			2017
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$132,700	$6,384	$139,084	$111,452	$5,862	$117,314
Information services	15,310	2,225	17,535	16,582	2,134	18,716
Online marketplaces
Multifamily	104,778	—	104,778	72,257	—	72,257
Commercial property and land	44,128	—	44,128	39,246	—	39,246
Total revenues	$296,916	$8,609	$305,525	$239,537	$7,996	$247,533

	Nine Months Ended September 30,
	2018			2017
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$383,876	$19,381	$403,257	$324,713	$16,374	$341,087
Information services	41,544	6,881	48,425	49,203	6,161	55,364
Online marketplaces
Multifamily	297,254	—	297,254	204,324	—	204,324
Commercial property and land	127,325	—	127,325	110,464	—	110,464
Total revenues	$849,999	$26,262	$876,261	$688,704	$22,535	$711,239

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
EBITDA
North America	$94,088	$72,267	$229,905	$170,064
International	(2,967)	365	(3,998)	1,271
Total EBITDA	$91,121	$72,632	$225,907	$171,335

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2017-2018 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$22.1	$22.2	$34.2	$44.2	$52.2	$43.8	$58.8
Income tax expense	13.3	3.6	21.0	4.5	3.5	1.9	14.2
Income before income taxes	35.4	25.8	55.2	48.7	55.7	45.7	73.0
Amortization of acquired intangible assets	10.9	9.3	8.5	8.7	10.4	14.1	13.6
Stock-based compensation expense	9.4	10.1	9.7	9.8	10.4	11.2	9.0
Acquisition and integration related costs	0.4	0.4	1.2	2.0	3.5	9.5	7.2
Restructuring and related costs	—	—	—	—	—	—	2.3
Settlements and impairments	(0.8)	—	—	—	—	—	—
Loss on debt extinguishment	—	—	—	3.8	—	—	—
Non-GAAP income before income taxes	55.3	45.6	74.6	73.0	80.1	80.6	105.1
Assumed rate for income tax expense *	38%	38%	38%	38%	25%	25%	25%
Assumed provision for income tax expense	(21.0)	(17.3)	(28.4)	(27.7)	(20.0)	(20.1)	(26.3)
Non-GAAP net income	$34.3	$28.3	$46.3	$45.2	$60.1	$60.4	$78.8

Non-GAAP net income per share - diluted	$1.05	$0.86	$1.41	$1.25	$1.65	$1.66	$2.16

Weighted average outstanding shares - basic	32.3	32.4	32.4	35.7	35.9	36.1	36.1
Weighted average outstanding shares - diluted	32.6	32.7	32.8	36.1	36.4	36.5	36.5

* A 25% and 38% tax rate is assumed for 2018 and 2017, respectively, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$22.1	$22.2	$34.2	$44.2	$52.2	$43.8	$58.8
Amortization of acquired intangible assets	10.9	9.3	8.5	8.7	10.4	14.1	13.6
Depreciation and other amortization	6.4	6.5	6.6	6.7	6.6	6.4	6.8
Interest and other income	(0.4)	(0.6)	(0.6)	(2.5)	(3.0)	(2.6)	(3.0)
Interest and other expense	2.7	2.7	2.9	0.7	0.7	0.7	0.7
Loss on debt extinguishment	—	—	—	3.8	—	—	—
Income tax expense	13.3	3.6	21.0	4.5	3.5	1.9	14.2
EBITDA	$55.0	$43.7	$72.6	$66.0	$70.4	$64.3	$91.1
Stock-based compensation expense	9.4	10.1	9.7	9.8	10.4	11.2	9.0
Acquisition and integration related costs	0.4	0.4	1.2	2.0	3.5	9.5	7.2
Restructuring and related costs	—	—	—	—	—	—	2.3
Settlements and impairments	(0.8)	—	—	—	—	—	—
Adjusted EBITDA	$63.9	$54.3	$83.6	$77.9	$84.4	$85.1	$109.6

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2018		Ended December 31, 2018
	Low	High	Low	High

Net income	$72,000	$77,000	$227,000	$232,000
Income tax expense	22,000	24,000	42,000	44,000
Income before income taxes	94,000	101,000	269,000	276,000
Amortization of acquired intangible assets	13,000	13,000	51,000	51,000
Stock-based compensation expense	12,000	10,000	43,000	41,000
Acquisition and integration related costs	2,000	1,000	22,000	21,000
Restructuring and related costs	—	—	2,000	2,000
Non-GAAP income before income taxes	121,000	125,000	387,000	391,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(30,300)	(31,300)	(97,000)	(98,000)
Non-GAAP net income	$90,700	$93,700	$290,000	$293,000

Net income per share - diluted	$1.97	$2.10	$6.22	$6.36
Non-GAAP net income per share - diluted	$2.48	$2.56	$7.95	$8.03

Weighted average outstanding shares - diluted	36,600	36,600	36,500	36,500

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2018		Ended December 31, 2018
	Low	High	Low	High
Net income	$72,000	$77,000	$227,000	$232,000
Amortization of acquired intangible assets	13,000	13,000	51,000	51,000
Depreciation and other amortization	6,000	6,000	26,000	26,000
Interest and other expense, net	(2,000)	(2,000)	(9,000)	(9,000)
Income tax expense	22,000	24,000	42,000	44,000
Stock-based compensation expense	12,000	10,000	43,000	41,000
Acquisition and integration related costs	2,000	1,000	22,000	21,000
Restructuring and related costs	—	—	2,000	2,000
Adjusted EBITDA	$125,000	$129,000	$404,000	$408,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President
Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with approximately 5 million monthly unique visitors per month. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of approximately 45 million unique monthly visitors in aggregate in the third quarter of 2018. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,600 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, margin expansion, and sales; the risk that the Company is unable to sustain current revenue and earnings growth rates or increase them; the risk that the Company is unable to achieve or exceed its stated goal of 40% adjusted EBITDA margin for the fourth quarter 2018; the likelihood that the Company’s adjusted EBITDA margin will fluctuate in the future; the risk that the Company is unable to expand its Apartments.com customer base in the months ahead; the risk that the Company’s revenue and earnings do not fall within the guidance provided for the full year of 2018; the risk that revenues for the fourth quarter and full year 2018 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2018 will not be as stated in this press release; the risk that adjusted EBITDA and adjusted EBITDA margin for the fourth quarter and full year 2018 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2018 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release are incorrect or may change; the risk that the Realla business may not be combined successfully or in a timely and cost-efficient manner; the risk that the combination does not produce the expected results or benefits, including the best tools for marketing properties, valuations and facilitating transactions; the risk that business disruption relating to the Realla acquisition may be greater than expected; and the risk that the combination and integration of Realla will disrupt CoStar's operations or result in the loss of customers or key employees. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2017, and CoStar’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.